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                                                                     Exhibit 5.1

                                 June 13, 2006


Synchronoss Technologies, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807

     Re: Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-132080) originally filed by Synchronoss Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on February 28, 2006, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 8,740,000 shares of the Company's Common Stock, which includes shares to be sold by certain stockholders of the Company (the "Shares"). The Shares, which include an over-allotment option granted by the Company and a stockholder of the Company to the Underwriters to purchase up to 1,140,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company and certain stockholders of the Company as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares being sold by the Company, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable. The Shares being sold by the stockholders of the Company have been validly issued, are non-assessable and, to our knowledge, are fully paid. Our opinion with respect to the Shares being sold by the stockholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.


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We consent to the use of this opinion as an exhibit to said Registration
Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                Very truly yours,


                                /s/ Gunderson Dettmer Stough Villeneuve
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                                Franklin & Hachigian, LLP
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                                Gunderson Dettmer Stough Villeneuve Franklin
                                & Hachigian, LLP